UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2018

American Realty Capital New York City REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55393	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 4th Floor
New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

New Loan Agreement

On April 13, 2018, two wholly owned subsidiaries (the “Borrowers”) of New York City Operating Partnership, L.P. (the “OP”), the operating partnership of American Realty Capital New York City REIT, Inc. (the “Company”), entered into a loan agreement (the “Loan Agreement”) with Societe Generale (the “Lender”).

The Loan Agreement provides for a $50.0 million loan (the “Loan”) with a fixed interest rate of 4.516% and a maturity date of May 1, 2028. The Loan requires monthly interest-only payments, with the principal balance due on the maturity date. The Loan is secured by, among other things, mortgage liens on two of the Company’s previously unencumbered properties, the retail condominiums located at 400 E. 67th Street, New York, New York (the “Laurel Condominium”) and a parking garage condominium unit located at 200 Riverside Boulevard, New York, New York (the “Riverside Garage,” together with the Laurel Condominium, the “Mortgaged Properties”). The Loan Agreement permits the Lender to securitize the Loan or any portion thereof.

At the closing of the Loan, the net proceeds after accrued interest and closing costs were used to fund approximately $0.6 million in deposits into reserve accounts required to be made at closing under the Loan Agreement, with approximately $47.1 million in net proceeds remaining available to the Company to be used for general corporate purposes, including to make future acquisitions.

From and after May 1, 2019, the Loan may be prepaid at any time in whole, but not in part, subject to certain conditions and limitations, including payment of a yield maintenance prepayment premium for any prepayments made prior to the March 2028 monthly payment date.

From and after May 1, 2019, any Mortgaged Property may, subject to certain conditions and limitations, be released from the Loan in connection with a sale or disposition of the Mortgaged Property to a bona-fide third party by prepayment of an amount equal to 115% of the portion of the Loan allocated to the Mortgaged Property sold or disposed, plus any applicable yield maintenance prepayment premium.

In addition, from and after May 1, 2019 and prior to May 1, 2028, the Riverside Garage (but not the Laurel Condominium) may be released from the Loan, subject to certain conditions and limitations, by simultaneously substituting another property (or properties) for the Riverside Garage.

The OP has guaranteed, pursuant to a guaranty in favor of the Lender (the “Guaranty”), certain enumerated recourse liabilities of the Borrowers under the Loan Agreement and, from and after certain events of defaults and other breaches under the Loan Agreement as well as bankruptcies or similar events, payment of all amounts due to the Lender in respect of the Loan. The Guaranty also requires the OP to maintain a minimum net worth of $57.5 million and minimum liquid assets of $3.0 million.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Loan Agreement and the Guaranty, copies of which will be filed as exhibits to a future filing by the Company with the Securities and Exchange Commission (the “SEC”).

Amendment to Existing Property Management Agreement and Entry into New Property Management Agreement

On April 13, 2018, in connection with the Loan, the Borrowers entered into a new Property Management and Leasing Agreement (the “New PMA”) with New York City Properties, LLC (the “Property Manager”) with respect to the Mortgaged Properties. With respect to these properties, the substantive terms of the New PMA are identical to the terms of the existing Property Management and Leasing Agreement, dated as of April 24, 2014 (the “PMA”), among the Company and the Property Manager, except that the New PMA does not include provisions related to the management of hotels.

On April 13, 2018, concurrently with entering into the New PMAs, the Company and the Property Manager entered into an amendment to the PMA (the “PMA Amendment”). Prior to the PMA Amendment, the Property Manager had been retained, pursuant to the PMA, to manage, operate and maintain all the Company’s properties. Following the PMA Amendment, the Company’s properties that are subject to a separate property management agreement with the Property Manager (including the Mortgaged Properties) are no longer subject to the PMA.

The relationships between the Company, on the one hand, and the Property Manager and its affiliates (including without limitation the Company’s external advisor, New York City Advisors, LLC), and related transactions, including the PMA, are described in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on March 20, 2018 and other filings with the SEC made by the Company.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the PMA Amendment and the form of the New PMA, copies of which will be filed as exhibits to a future filing by the Company with the SEC.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under the subheading New Loan Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 19, 2018, the Company issued a press release announcing the execution of the Loan. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Such press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated April 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2018	By:	/s/ Edward M. Weil, Jr.
	Name:	Edward M. Weil, Jr.
	Title:	Chief Executive Officer, President and Secretary